Exhibit 10.14

Employee Stock Option Agreement

(Incentive Options—W. Spalding)

This Employee Stock Option Agreement, dated as of the Effective Date, between CDRF Topco, Inc., a Delaware corporation, and the Employee whose name appears on the signature page hereof, is being entered into pursuant to the CDRF Topco, Inc. Stock Incentive Plan. The meaning of capitalized terms may be found in Section 7.

The Company and the Employee hereby agree as follows:

Section 1. Grant of Options

(a) Confirmation of Grant. The Company hereby evidences and confirms, effective as of the date hereof, its grant to the Employee of Options to purchase the number of shares of Common Stock specified on the signature page hereof. The Options are not intended to be incentive stock options under the Code. This Agreement is entered into pursuant to, and the terms of the Options are subject to, the terms of the Plan. If there is any inconsistency between this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(b) Option Price. Each share covered by an Option shall have the Option Price specified on the signature page hereof.

Section 2. Vesting and Exercisability

(a) Vesting.

(i) Service-Based Vesting. Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the number of Options designated as “Service Options” specified on the signature page hereof (the “Service Options”) shall become vested in four equal annual installments on each of the first through four anniversaries of the Grant Date, subject to the continuous employment of the Employee with the Company until the applicable vesting date; provided that (i) if the Employee’s employment with the Company is terminated in a Special Termination (i.e., by reason of the Employee’s death or Disability), any Service Options held by the Employee shall immediately vest as of the effective date of such Special Termination, and (ii) if the Employee’s employment is terminated by the Company without Cause or by the Employee for Good Reason, those Service Options that would have vested if the Employee’s employment had continued until the next following anniversary of the Grant Date shall vest as of the effective date of such termination of employment.

(ii) Performance-Based Vesting. Except as otherwise provided in Section 6(a) or Section 2(b) of this Agreement, the number of Options designated as “Performance Options” specified on the signature page hereof (the “Performance Options”) shall become vested upon satisfaction of the fiscal year performance goals set forth on Schedule A to this Agreement, subject to the continuous employment of the Employee with the Company until the last day of the applicable fiscal year. In the event that the Employee’s employment terminates (other than for Cause) following the end of a fiscal year but prior to the determination by the Board as to whether the applicable fiscal year performance goal has been met, the vesting and forfeiture of the related Performance Options, and any applicable post-termination exercise period, will be tolled until the date of such determination, and, if any portion of the Performance Options vest based on such determination, the post-termination exercise period applicable to such portion of the Performance Option will commence as of the date of such determination.

(b) Discretionary Acceleration. The Board, in its sole discretion, may accelerate the vesting or exercisability of all or a portion of the Options, at any time and from time to time.

(c) Exercise. Once vested in accordance with the provisions of this Agreement, the Options may be exercised at any time and from time to time prior to the date such Options terminate pursuant to Section 3. Options may only be exercised with respect to whole shares of Common Stock and must be exercised in accordance with Section 4.

(d) No Other Accelerated Vesting; No Other Entitlements. The vesting and exercisability provisions set forth in this Section 2 or in Section 6 shall be the exclusive vesting and exercisability provisions applicable to the Options and shall supersede any other provisions relating to vesting and exercisability, unless such other such provision expressly refers to the Plan by name and this Agreement by name and date. As a condition to the grant of these Options (and, if applicable to the Employee, Converted Holdings Options), the Employee acknowledges and agrees that these Options (and, if applicable, the Converted Holdings Options) are in full and final satisfaction of any and all entitlements to equity compensation from the Company or any of the Subsidiaries that the Employee now has or prior to the date hereof has ever had, and, to give full effect to this agreement, the Employee hereby releases any and all right, claim or action that the Employee may have or have ever had as to any such equity compensation.

Section 3. Termination of Options

(a) Normal Termination Date. Unless earlier terminated pursuant to Section 3(b) or 3(c) or Section 6, the Options shall terminate on the tenth anniversary of the Grant Date (the “Normal Termination Date”), if not exercised prior to such date.

(b) Early Termination. If the Employee’s employment with the Company terminates for any reason, any Options held by the Employee that have not vested before the effective date of such termination of employment or that do not become vested on such date in accordance with Section 2 shall terminate immediately upon such termination of employment and, if the Employee’s employment is terminated for Cause, all Options (whether or not then vested or exercisable) shall automatically terminate immediately upon such termination. All vested Options held by the Employee following the effective date of a termination of employment shall remain exercisable until the first to occur of (i) the 90th day following the effective date of the Employee’s termination of employment (or the 180th day in the case of a Special Termination or a Retirement), (ii) the Normal Termination Date or (iii) the cancellation of the Options pursuant to Section 6(a), and if not exercised within such period the Options shall automatically terminate upon the expiration of such period; provided, that the periods provided for under clause (i) shall be tolled, but not beyond the Normal Termination Date, during any period when the exercise of an Option would result in a violation of the terms or provisions of, or a default or event of default under, any of the Financing Agreements.

(c) Termination for Competitive Activity. If the Company determines that the Employee is engaging or has engaged in Competitive Activity during employment or during the one-year period following termination of employment for any reason, the Company shall provide the Employee with written notice of the action that is alleged to constitute Competitive Activity and a reasonable opportunity to cure such action, if such action is reasonably susceptible to being cured, and the Employee’s right to exercise any vested Options shall be suspended during any such cure period. If the Competitive Activity is not cured (or the Board determines is not reasonably susceptible to being cured), the Board may elect to cause all Options (whether or not then vested or exercisable) held by the Employee to be automatically terminated.

Section 4. Manner of Exercise

(a) General. Subject to such reasonable administrative regulations as the Board may adopt from time to time, the Employee may exercise vested Options by giving at least 15 business days prior written notice to the Secretary of the Company specifying the proposed date on which the Employee desires to exercise a vested Option (the “Exercise Date”), the number of whole shares with respect to which the Options are being exercised (the “Exercise Shares”) and the aggregate Option Price for such Exercise Shares (the “Exercise Price”); provided that following a Public Offering notice may be given within such lesser period as the Board may permit. The Exercise Shares shall be subject to the Subscription Agreement to which the Employee is then a party, or, if the Employee is not then a party to a Subscription Agreement, the Company and the Employee shall enter into the Subscription Agreement applicable to the Employee’s Converted Holdings Options. Unless otherwise determined by the Board, and subject to such other terms, representations and warranties as may be provided for in the Subscription Agreement, (i) on or before the Exercise Date the Employee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the Exercise Price plus any required withholding taxes or other similar taxes, charges or fees and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Employee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

(b) Restrictions on Exercise. Notwithstanding any other provision of this Agreement, the Options may not be exercised in whole or in part, and no certificates representing Exercise Shares shall be delivered, (i) unless (A) all requisite approvals and consents of any governmental authority of any kind shall have been secured, (B) the purchase of the Exercise Shares shall be exempt from registration under applicable U.S. federal and state securities laws, and applicable non-U.S. securities laws, or the Exercise Shares shall have been registered under such laws, and (C) all applicable U.S. federal, state and local and non-U.S. tax withholding requirements shall have been satisfied or (ii) if such exercise would result in a violation of the terms or provisions of or a default or an event of default under, any of the Financing Agreements. The Company shall use reasonable efforts to obtain any consents or approvals referred to in this paragraph (b), but shall otherwise have no obligations to take any steps to prevent or remove any impediment to exercise described in such sentence; provided, however, that if an Option that will terminate pursuant to Section 3(a) or 3(b) (other than as a result of termination of the Employee’s employment for Cause) is unable to be exercised prior to its termination as a result of the application of this Section 4(b) (other than by reason of the Employee’s failure or refusal to take any action required by this Agreement), then upon termination of such Option, the Employee shall be paid a cash amount equal to (x) the number of shares of Common Stock subject to such Option, times (y) the excess, if any, of the Fair Market Value on the date the Option terminates over the Exercise Price thereof.

Section 5. Employee’s Representations; Investment Intention. The Employee represents and warrants that the Options have been, and any Exercise Shares will be, acquired by the Employee solely for the Employee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Employee represents and warrants that the Employee understands that none of the Exercise Shares may be transferred, sold, pledged, hypothecated or otherwise disposed of unless the provisions of the Subscription Agreement shall have been complied with or have expired.

Section 6. Change in Control

(a) Vesting and Cancellation.

(i) Except as otherwise provided in this Section 6, in the event of a Change in Control, all then-outstanding Service Options (whether vested or unvested), all Performance Options that have vested prior to the Change in Control and all Performance Options that vest in connection with the Change in Control pursuant to Section 6(a)(ii), shall be canceled in exchange for a payment having a value equal to the excess, if any, of (x) the product of the Change in Control Price multiplied by the aggregate number of shares covered by all such Options immediately prior to the Change in Control over (y) the aggregate Option Price for all such shares, to be paid as soon as reasonably practicable, but in no event later than 30 days following the Change in Control (or, if applicable, on such later dates in conformity with the payment of the proceeds payable to the holders of Common Stock (to the extent permitted under Section 409A of the Code)). Performance Options that have not vested prior to the Change in Control or that do not vest in connection with the Change in Control pursuant to Section 6(a)(ii) shall be forfeited immediately prior to the Change in Control without payment of consideration therefor.

(ii) Vesting of Unvested Performance Options. Except as otherwise provided in this Section 6, in the event of a Change in Control, a number of Performance Options shall become vested equal to the product of (x) multiplied by (y), where “(x)” is (A) the total number of unvested Performance Options minus (B) the number of unvested Performance Options that were eligible to vest in respect of completed prior fiscal years of the Company but did not vest because the applicable performance goals were not met, and “(y)” is a fraction, the numerator of which is the number of Performance Options that have vested pursuant to Section 2(a)(ii) of this Agreement (whether or not exercised) and the denominator of which is the total number of Performance Options (whether vested or unvested) that were eligible to vest in respect of completed prior fiscal years of the Company.

(b) Alternative Award. Notwithstanding Section 6(a), no cancellation, termination, or settlement or other payment shall occur with respect to any Option if the Board reasonably determines prior to the Change in Control that the Employee shall receive an Alternative Award to the extent permitted under, and meeting the requirements of, the Plan; provided, that any Alternative Awards received in respect of Performance Options shall be fully vested.

(c) Limitation of Benefits. If, whether as a result of accelerated vesting, the grant of an Alternative Award or otherwise, the Employee would receive any payment, deemed payment or other benefit as a result of the operation of Section 6(a) or Section 6(b) that, together with any other payment, deemed payment or other benefit the Employee may receive under any other plan, program, policy or arrangement, would constitute an “excess parachute payment” under section 280G of the Code, then, notwithstanding anything in this Section 6 to the contrary, the payments, deemed payments or other benefits the Employee would otherwise receive under Section 6(a) or Section 6(b) shall be reduced to the extent necessary to eliminate any such excess parachute payment and the Employee shall have no further rights or claims with respect thereto. If the preceding sentence would result in a reduction of the payments, deemed payments or other benefits the Employee would otherwise receive on an after-tax basis in more than an immaterial amount (as determined by the nationally recognized accounting firm engaged for such task as provided in Section 7.3 of the Plan) , the Company will use its commercially reasonable efforts to seek the approval of the Company’s shareholders in the manner provided for in section 280G(b)(5) of the Code and the regulations thereunder with respect to such reduced payments or other benefits (if the Company is eligible to do so), so that such payments would not be treated as “parachute payments” for these purposes (and therefore would cease to be subject to reduction pursuant to this Section 6(c)).

Section 7. Certain Definitions. As used in this Agreement, capitalized terms that are not defined herein have the respective meaning given in the Plan, and the following additional terms shall have the following meanings:

“Agreement” means this Employee Stock Option Agreement, as amended from time to time in accordance with the terms hereof.

“Code” means the United States Internal Revenue Code of 1986, as amended, and any successor thereto.

“Company” means CDRF Topco, Inc., provided that for purposes of determining the status of Employee’s employment with the “Company,” such term shall include the Company and/or any of its Subsidiaries or Affiliates that employ the Employee.

“Converted Holdings Options” has the meaning set forth in the Plan.

“Employee” means the grantee of the Options, whose name is set forth on the signature page of this Agreement; provided that for purposes of Section 4 and Section 8, following such person’s death “Employee” shall be deemed to include such person’s beneficiary or estate and following such Person’s Disability, “Employee” shall be deemed to include such person’s legal representative.

“Exercise Date” has the meaning given in Section 4(a).

“Exercise Price” has the meaning given in Section 4(a).

“Exercise Shares” has the meaning given in Section 4(a).

“Financing Agreements” means any guaranty, financing or security agreement or document entered into by the Company or any Subsidiary from time to time with any Person other than an Investor or one of its Affiliates.

“Good Reason” has the meaning set forth in the Employment Agreement, dated as of April 23, 2013, as amended by that First Amendment to Employment Agreement, dated as of December 31, 2013, to which the Employee and PharMedium Services, LLC are parties.

“Grant Date” means the date hereof, which is the date on which the Options are granted to the Employee.

“Normal Termination Date” has the meaning given in Section 3(a).

“Option” means the right granted to the Employee hereunder to purchase one share of Common Stock for a purchase price equal to the Option Price subject to the terms of this Agreement and the Plan.

“Option Price” means, with respect to each share of Common Stock covered by an Option, the purchase price specified in Section 1(b) for which the Employee may purchase such share of Common Stock upon exercise of an Option.

“Plan” means the CDRF Topco, Inc. Stock Incentive Plan, as amended from time to time.

Section 8. Miscellaneous.

(a) Withholding. The Company or one of its Subsidiaries may require the Employee to remit to the Company an amount in cash sufficient to satisfy any applicable U.S. federal, state and local and non-U.S. tax withholding and other similar charges or fees that may arise in connection with the grant, vesting, exercise or purchase of the Options.

(b) No Rights as Stockholder; No Voting Rights. The Employee shall have no rights as a stockholder of the Company with respect to any shares covered by the Options until the exercise of the Options and delivery of the shares. Except as provided in Section 3.3 of the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the delivery of the shares. Any shares delivered in respect of the Options shall be subject to the Subscription Agreement and the Employee shall have no voting rights with respect to such shares until such time as specified in the Subscription Agreement.

(c) No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Employee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

(d) Non-Transferability of Options. The Options may be exercised only by the Employee, or, following the Employee’s death, by his designated beneficiary or by his estate in the absence of a designated beneficiary. The Options are not assignable or transferable, in whole or in part, and they may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including, but not limited to, by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death or with the Company’s consent.

(e) Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or sent by certified or express mail, return receipt requested, postage prepaid, or by any recognized international equivalent of such delivery, to the Company or the Employee, as the case may be, at the following addresses or to such other address as the Company or the Employee, as the case may be, shall specify by notice to the other:

(i) if to the Company, to it at:

CDRF Topco, Inc.

c/o Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor New York, New York 10152

Attention: Theresa Gore

Facsimile: (212) 407-5252

(ii) if to the Employee, to the Employee at his or her most recent address as shown on the books and records of the Company or Subsidiary employing the Employee; and

copies of any notice or other communication given under this Agreement shall also be given to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Kevin A. Rinker, Esq.

Facsimile: (212) 909-6836

All such notices and communications shall be deemed to have been received on the date of delivery if delivered personally or on the third business day after the mailing thereof.

(f) Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement or their respective successors, assigns, beneficiaries, legal representatives or estate any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(g) Waiver; Amendment.

(i) Waiver. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder.

(ii) Amendment. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Employee and the Company.

(h) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Employee without the prior written consent of the other party.

(i) Applicable Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware regardless of the application of rules of conflict of law that would apply the laws of any other jurisdiction.

(j) Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 8(j).

(k) Section and Other Headings, etc. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(l) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

(m) Entire Agreement. This Agreement and the agreements referred to herein set forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the date first above written.

CDRF TOPCO, INC.

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President and Secretary

THE EMPLOYEE:

By:	/s/ William R. Spalding
William R. Spalding

Address of the Employee:

«Address»

Total Number of Shares for the Purchase of Which Options have been Granted	Number of Service Options	Number of Performance Options	Option Price
11,600 Shares	9,280	2,320	$1,032.10

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